ITEM 77Q(a) -
COPIES OF ANY
MATERIAL AMENDMENTS
 TO THE REGISTRANT'S
CHARTER OR BY-LAWS



AMENDMENT #12
TO THE RESTATED
AND AMENDED
DECLARATION OF
TRUST
FEDERATED MANAGED
ALLOCATION PORTFOLIOS

Dated May 19, 2000

	This Declaration
 of Trust is amended as follows:

      Strike the first
 paragraph of Section
5 of Article III from the
Declaration of Trust
and substitute in its
place the following:

	Section 5.
Establishment and Designation
of Series or Class.  Without
limiting
the authority of the Trustees
set forth in Article XII,
Section 8, inter alia, to
establish and designate any
additional Series or Class or
to modify the rights and
preferences of any existing
Series or Class, the Series
and Classes of the Trust are
established and designated
as:

Federated Balanced Allocation
 Fund
Class A Shares
Class B Shares
Class C Shares

	The undersigned
hereby certify that the
above stated Amendment is
a true and
correct Amendment to the
Declaration of Trust, as
adopted by the Board of
Trustees at a
meeting on the 12th day
of February, 2009, to
become effective on
June 15, 2009.

	WITNESS the
due execution hereof
 this 12th day of
February, 2009.


/s/ John F. Donahue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden

/s/ Thomas G. Bigley
/s/ Charles F. Mansfield, Jr.
Thomas G. Bigley
Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.
/s/ R. James Nicholson
John T. Conroy, Jr.
R. James Nicholson

/s/ Nicholas P. Constantakis
/s/ Thomas M. O'Neill
Nicholas P. Constantakis
Thomas M. O'Neill

/s/ John F. Cunningham
/s/ John S. Walsh
John F. Cunningham
John S. Walsh

/s/ J. Christopher Donahue
/s/ James F. Will
J. Christopher Donahue
James F. Will